SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     January 21, 2008

AUDIOSTOCKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138083	20-2197964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

In Note 5 of the Company’s Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 19, 2008, the Company described an Asset Sale Agreement and attached as exhibits, several documents related to the group of transactions that were a part of the Asset Sale Agreement.  One such document should have been a document entitled Licensing Consent Agreement.  The Company failed to file, as an exhibit, the Licensing Consent Agreement in the Form 10-Q.  Additionally, immediately subsequent to this Form 10-Q filing, the parties to the Licensing Consent Agreement amended the same document.  In this Form 8-K, the Company seeks to adequately describe the original Licensing Consent Agreement, the first amended version of the same and to attach as exhibits, both of these documents.

Licensing Consent Agreement.  BCGU, LLC was the holder of certain assets and properties which were licensed by the Company.  The Company sought to assign its rights to the assets and properties to a third party and sought consent from BCGU to allow for this assignment.  All parties agreed to this transaction.

First Amended Licensing Consent Agreement.  The parties to the Licensing Consent Agreement subsequently concluded that the Licensing Consent Agreement they had previously executed lacked consideration.  The parties therefore sought to provide adequate consideration to BCGU, LLC by executing and making effective a First Amended License Consent Agreement.  As consideration in the First Amended License Consent Agreement, BCGU received shares of the Company’s series A and series B preferred shares.

Section 3 – Securities and Trading Markets

3.03           Material Modification to Rights of Security Holders.

On November 25, 2008, the Company executed a First Amended Licensing Consent Agreement which provided consideration to BCGU, LLC in the form of the issuance of the Company’s preferred series A and preferred B shares.  The preferred series A and B shares were previously designated with the State of Nevada on July 1, 2007, and until the November 25, 2008 transaction described herein, none of the Company’s preferred series A and B shares had been validly issued.

The designation of the Company’s preferred series A and B stock was previously described in Exhibit 3.1.3 in the Company’s Form 10-QSB filing, filed with the SEC on November 14, 2007.  The preferred series A shares provide the holder of the same with certain voting rights, among other rights, that may equal, when cast, a majority of the votes which could be cast at a meeting of he Company’s shareholders.  The preferred series B shares provide the holder with a significant dividend right, among other rights, which in the case of the issuance related to the execution of the First Amended License Consent Agreement, was designed to equal the percentage due to BCGU, LLC from revenues the Company generated from assets BCGU, LLC had licensed to the Company and which were being assigned to DAO Information Systems, Inc., an affiliated party, under the First Amended License Consent Agreement.

Section 8 - Other Events

Item 8.01                      Other Events.

In the Company recent Form 10-Q filing for the period ended September 30, 2008, filed with the SEC on November 19, 2008, the Company, based on various agreements by and between the parties to certain liabilities, removed the same liabilities from the Company’s balance sheet.  However, although one party to the agreements and transactions has obligated itself to pay those liabilities, strictly speaking, the Company remains obligated to some of these parties in an amount which is approximately $30,000.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Licensing Consent Agreement

10.2	First Amended Licensing Consent Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUDIOSTOCKS, INC.
/s/	Luis J. Leung ______________
By:	Luis J. Leung
Its:	President